Exhibit 10.4

AMENDMENT OF FORBEARANCE EXTENSION UNDER
LOAN AND SECURITY AGREEMENT

This Amendment of Forbearance Extension under Loan and Security Agreement (this "Forbearance Amendment") is entered into as of February 15, 2017 (such date, the "Forbearance Amendment Effective Date") by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 1660 Tiburon Blvd., Suite D, Tiburon California 94920 ("PFG") and ActiveCare, Inc., a Delaware corporation with its principal place of business at 1365 West Business Park Drive, Suite 100, Orem, UT 84058 ("Borrower").

WHEREAS, PFG and Borrower entered into that certain Loan and Security Agreement dated as of February 19, 2016 (the "Loan Agreement") and certain other Security Documents (as defined below), pursuant to which PFG has made available credit to Borrower in the maximum aggregate principal amount of $4,500,000 of which (Facility A) $1,259,007 and (Facility B) $1,375,000 in the aggregate of Tranche 1 and Tranche 2 of Facility is outstanding on the Forbearance Amendment Effective Date;
WHEREAS, PFG and Borrower entered into that certain Forbearance under Loan and Security Agreement dated as of September 9, 2016, pursuant to which PFG agreed to forbear from exercising remedies under the Loan Agreement due to Borrower's "Specified Defaults" as defined therein until the earlier to occur of October 31, 2016 and certain therein-specified Termination Events (the "Original Forbearance");
WHEREAS, PFG and Borrower entered into an extension of the Original Forbearance on or about November 1, 2016 extending PFG's forbearance under the Loan Agreement due to Borrower's "Continuing Defaults" (as defined therein) until the earlier to occur of December 31, 2016 and certain therein-specified Termination Events;
WHEREAS, PFG and Borrower entered into a further extension of the Original Forbearance as of December 31, 2016 extending PFG's forbearance under the Loan Agreement due to Borrower's "Continuing Defaults" (as defined therein) until the earlier to occur of February 15, 2017 and certain therein-specified Termination Events (the "Last Expiring Forbearance");
WHEREAS, Borrower continues to be in default under the Loan Agreement and has asked PFG to again extend the Forbearance Period specified in the Last Expiring Forbearance;
NOW THEREFORE, the parties hereby agree as follows:
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND COLLATERAL: Borrower is indebted to PFG for Obligations pursuant to the Loan Documents, as set forth in the Recitals. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement and in an Intellectual Property Security Agreement and other documents of even date therewith. The above-described security documents, together with all other documents securing repayment of the Obligations, shall be referred to herein as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the "Existing Loan Documents".
2. FURTHER EXTENSION OF FORBEARANCE PERIOD; CONTINUING OBLIGATIONS. The February 15, 2017 end date specified within the definition of "Forbearance Period" in the Last Expiring Forbearance is hereby amended to read "March 31, 2017". All other terms and conditions of the Last Expiring Forbearance shall remain in full force and effect. This further Forbearance extension does not constitute a waiver or release by PFG of any Obligations or of any Default or Event of Default which may arise in the future after the date hereof. The terms and conditions of the Last Expiring Forbearance shall remain in full force and effect, save for the amendment of the end date specified above.
3. CONDITIONS. The effectiveness of this Forbearance Amendment is conditioned upon each of:
(a) Execution and Delivery. Borrower shall have duly executed and delivered to PFG a counterpart of this Forbearance Amendment.
(b) Payment of PFG Expenses. Borrower shall have paid upon demand all PFG expenses (including all reasonable attorneys' fees and expenses) incurred in connection with this Forbearance Amendment.
4. GOVERNING LAW; VENUE. THIS FORBEARANCE AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.
[Signature Page Follows]

This Forbearance Amendment is executed as of the date first written above.
Borrower: PFG:
PARTNERS FOR GROWTH IV, L.P.
 ActiveCare, Inc.

By /s/ Jeffrey Peterson By /s/ Andrew Kahn
Name: Jeffrey Peterson Name: Andrew Kahn
Title: CEO or President	Title: Manager, Partner for Growth IV, LLC, its General Partner

By /s/ Eric Robinson
Name: Eric Robinson
Title: Secretary or CFO